Exhibit 10.122

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of September 25, 2006 (this “Agreement”) made by VCampus Corporation, a Delaware corporation (the “Company”), and Prosoft Learning Corporation, a Nevada corporation and wholly owned subsidiary of the Company (each a “Grantor” and collectively and together with the Company the “Grantors”), in favor of Gottbetter Capital Master, Ltd., a Delaware limited liability company (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are parties to the Securities Purchase Agreement, pursuant to which the Company shall be required to sell, and the Buyer shall purchase or have the right to purchase, the “Notes” (as defined therein); and

WHEREAS, it is a condition precedent to the Buyer entering into the Securities Purchase Agreement that the Grantors shall have executed and delivered to the Buyer this Agreement providing for the grant to the Buyer of a security interest in all personal property of each Grantor to secure all of the Company’s obligations under the Securities Purchase Agreement, the “Notes” (as defined therein) issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”), the “Transaction Documents” (as defined in the Securities Purchase Agreement) (the “Transaction Documents”),

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Buyer, as follows:

SECTION 1.           DEFINITIONS.

(a)  Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof.  All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”),  and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Buyer may otherwise determine provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lien on any Collateral under the Security Agreement is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

(b)  The following terms shall have the respective meanings provided for in the Code:  ”Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

(c)  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Event of Default” shall have the meaning set forth in the Notes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means the Copyrights, Trademarks and Patents.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II  hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II  hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II  hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

SECTION 2.           GRANT OF SECURITY INTEREST.  As collateral security for all of the “Obligations” (as defined in Section 3 hereof), each Grantor hereby pledges and assigns to the Buyer and grants to the Buyer a continuing security interest in, all personal property of each Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(a)  all Accounts;

(b)  all Chattel Paper (whether tangible or electronic);

(c)  the Commercial Tort Claims;

(d)  all Deposit Accounts, all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of the Buyer or any affiliate, representative, agent or correspondent of the Buyer;

(e)  all Documents;

(f)   all Equipment;

(g)  all Fixtures;

(h)  all General Intangibles (including, without limitation, all Payment Intangibles);

(i)   all Goods;

(j)   all Instruments (including, without limitation, Promissory Notes and each certificated Security);

(k)  all Inventory;

(l)   all Investment Property;

(m) all Copyrights, Patents and Trademarks, and all Licenses;

(n)  all Letter-of-Credit Rights;

(o)  all Supporting Obligations;

(p)  all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2  or are otherwise necessary or helpful in the collection or realization thereof; and

(q)  all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding the foregoing, the security interest granted herein does not extend to, and the term “Collateral” does not include, any license or contract rights to the extent (i) the granting of a security interest therein would be contrary to applicable law, or (ii) that such rights are non-assignable by their terms (but only to the extent such prohibition is enforceable under applicable law without the consent of the licensor or other party).

SECTION 3.           SECURITY FOR OBLIGATIONS.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a)  the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it to the Buyer in respect of the Securities Purchase Agreement, the Notes and the other “Transaction Documents” (as defined in the Securities Purchase Agreement), including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents; and

(b)  the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Buyer under the Notes, for so long as the Notes are outstanding; provided, however, the Obligations shall not include any obligations of the Company to any Buyer as equity holder of any of the Company’s capital stock.

SECTION 4.           REPRESENTATIONS AND WARRANTIES.  Each Grantor represents and warrants as follows:

(a)  Schedule I hereto sets forth (i) the exact legal name of the Grantors, and (ii) the organizational identification number of each Grantor or states that no such organizational identification number exists.

(b)  There is no pending or written notice threatening any action, suit, proceeding or claim affecting any Grantor before any governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Buyer of any of its rights or remedies hereunder.

(c)  Except as may be disclosed in the Disclosure Schedules or the SEC Documents, all Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied (“GAAP”).

(d)  All Equipment, Fixtures, Goods and Inventory of each Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of each Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that each Grantor will give the Buyer not less than 30 days’ prior written notice of any change of the location of any such Collateral, other than to locations set forth on Schedule III and with respect to which the Buyer has filed financing statements and otherwise fully perfected its Liens thereon.  Each Grantor’s chief place of business and chief executive office, the place where each Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto.  None of the Accounts is evidenced by Promissory Notes or other Instruments.  Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security and other Instrument owned by each Grantor and (ii) each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account.  Set forth in Schedule II hereto is a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each person from which each Grantor has acquired any substantial part of the Collateral.

(e)  Each Grantor has delivered to the Buyer complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represents all of the Licenses existing on the date of this Agreement.  Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of each Grantor or any of its affiliates in respect thereof.  Each material License now existing is, and the Company intends that any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, subject to limitations on enforceability under bankruptcy or other similar laws affecting the enforcement generally of creditors’ rights and remedies.  To the Company’s knowledge, no default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(f)   Each Grantor owns and controls, or otherwise possesses adequate rights to use, all Trademarks, Patents and Copyrights, which are the only trademarks, patents, copyrights,

inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity necessary to conduct its business in substantially the same manner as conducted as of the date hereof.  Schedule II hereto sets forth a true and complete list of all registered copyrights, issued Patents, Trademarks, and Licenses annually owned or used by each Grantor as of the date hereof.  To the best knowledge of the Grantors, all such Intellectual Property of each Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part.  Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement.  Each Grantor has no knowledge of any conflict with the rights of others to any Intellectual Property and, to the best knowledge of the Grantors, each Grantor is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of the Grantors, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor.  No Grantor has received any notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(g)  Each Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens on any Collateral.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed in favor of the Senior Lender or with respect to the Buyer relating to this Agreement.

(h)  Except with respect to the Company’s obligations to its Senior Lender, the exercise by the Buyer of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(i)   Other than with respect to the Senior Lender, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, or any other Person, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Buyer any of its rights and remedies hereunder, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements, and (B) with respect to the perfection of the security interest created hereby in the Intellectual Property, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit A hereto, as applicable, in the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

(j)   This Agreement creates in favor of the Buyer a legal, valid and enforceable security interest in the Collateral, as security for the Obligations.  Buyer’s having possession of all Instruments and cash constituting Collateral from time to time (or with respect to deposit accounts, entering into appropriate control agreements), the recording of the appropriate Assignment for Security executed pursuant hereto in the United States Patent and Trademark

Office and the United States Copyright Office, the execution of appropriate assignments of Letter of Credit Rights, as applicable, and the filing of the financing statements and the other filings and recordings, as applicable, described in Schedule V hereto and, with respect to the Intellectual Property hereafter existing and not covered by an appropriate Assignment for Security, the recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, of appropriate instruments of assignment, result in the perfection of such security interests.  Such security interests are (or will be after the Company satisfies all obligations owing to its existing Senior Lender), or in the case of Collateral in which each Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to Permitted Liens and the recording of such instruments of assignment.  Such recordings and filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken, except for the Buyer’s having possession of Instruments and cash constituting Collateral after the date hereof and the other filings and recordations described in Section 4(l) hereof.

(k)  As of the date hereof, no Grantor holds any Commercial Tort Claims nor is aware of any such pending claims.

SECTION 5.           COVENANTS AS TO THE COLLATERAL.  So long as any of the Obligations shall remain outstanding, unless the Buyer shall otherwise consent in writing:

(a)  Further Assurances.  Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Buyer may reasonably request in order to:  (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Buyer to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation:  (A) marking conspicuously all Chattel Paper and each License and, at the request of the Buyer, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Buyer, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B)  delivering and pledging to the Buyer hereunder each Promissory Note, Security, Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Buyer, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Buyer may request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Buyer from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Buyer may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Buyer’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Buyer, which such written acknowledgement shall be in form and substance satisfactory to the Buyer, (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Buyer in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Buyer a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Buyer, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or Equipment that is subject to a purchase money security interest), causing the Buyer to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Buyer in accordance with the Securities Purchase Agreement; and (H) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b)  Location of Equipment and Inventory.  Each Grantor will keep the Equipment and Inventory at the locations specified therefor on Schedule II hereto, or, at such other locations in the United States, provided that within 10 days following the relocation of Equipment or Inventory to such other location, Grantor shall deliver to the Buyer a new Schedule II indicating such new location.

(c)  Condition of Equipment.  Each Grantor will maintain or cause the Equipment (necessary or useful to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment of any Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Buyer may request to such end.  Any Grantor will promptly furnish to the Buyer a statement describing in reasonable detail any such loss or damage in excess of $250,000 per occurrence to any Equipment.

(d)  Taxes, Etc.  Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e)  Insurance.

(i)           Each Grantor will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Buyer.  To the extent requested by the Buyer at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Buyer and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Buyer. To the extent requested by the Buyer at any time and from time to time, each such policy shall in addition (A) name the Buyer as an additional insured party thereunder (without any representation or warranty by or obligation upon the Buyer) as their interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall upon an Event of Default be payable to the Buyer on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Buyer for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Buyer by the insurer.  Any Grantor will, if so requested by the Buyer, deliver to the Buyer original or duplicate policies of such insurance and, as often as the Buyer may reasonably request, a report of a reputable insurance broker with respect to such insurance.  Any Grantor will also, at the request of the Buyer, upon an Event of Default execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii)          Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment or Inventory, upon an Event of Default, any proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) shall be paid to the Buyer (except as to which paragraph (iii) of this Section 5(e) is not applicable), any Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) shall be paid by the Buyer to any Grantor as reimbursement for the costs of such repairs or replacements.

(iii)         Upon an Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Buyer and applied as specified in Section 7(b)  hereof.

(f)   Provisions Concerning the Accounts and the Licenses.

(i)           Any Grantor will (A) give the Buyer at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation as set forth in Section 4(b)  hereto, (C) immediately notify the Buyer upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Buyer during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such Records and Chattel Paper.

(ii)          Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts.  In connection with such collections, any Grantor may (and, at the Buyer’s direction, will) take such commercially reasonable action as any Grantor or the Buyer may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however , that the Buyer shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Buyer and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Buyer or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as may Grantor might have done.  After receipt by any Grantor of a notice from the Buyer that the Buyer has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Buyer hereunder, shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Buyer in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (i) credited to the outstanding obligations so long as no Event of Default shall have occurred and be continuing or (ii) if an Event of Default shall have occurred and be continuing, applied as specified in Section 7(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.  In addition, upon the occurrence and during the continuance of an Event of Default, the Buyer may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Buyer by wire transfer (to such account as the Buyer shall specify, or in such other manner as the Buyer shall direct) all or a portion of such securities, cash, investments and other items held by such institution.  Any such securities, cash, investments and other items so received by the Buyer shall (in the sole and absolute discretion of the Buyer) be held as additional Collateral for the Obligations or distributed in accordance with Section 7 hereof.

(iii)         Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II  hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Buyer written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv)        Each Grantor will, at its expense, promptly deliver to the Buyer a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(v)         Each Grantor will, to the extent commercially reasonable, exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect.  No Grantor will, without the prior written consent of the Buyer, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto, except in the ordinary course or consistent with past practice.

(g)  Transfers and Other Liens.

(i)           Without the Consent of the Buyer, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any substantial part of the Collateral, except (A) Inventory or Intellectual Property in the ordinary course of business, and (B) worn-out or obsolete assets not necessary to the business.

(ii)          No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h)  Intellectual Property.

(i)            If applicable, any Grantor shall, upon the Buyer’s written request, duly execute and deliver the applicable Assignment for Security in the form attached hereto as Exhibit A.  Each Grantor (either itself or through licensees) will, and will undertake reasonable efforts to cause each licensee thereof to, take all action reasonably necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor knowingly permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement.  Each Grantor will cause to be taken all reasonably necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of any material Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees.  If any material Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Buyer and (y) to the extent any Grantor shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property.  Each Grantor shall furnish to the Buyer from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Buyer may reasonably request, all in reasonable detail and promptly upon request of the Buyer, following receipt by the Buyer of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Schedule II  hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be reasonably necessary or, in the judgment of the Buyer, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement.  Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any material Intellectual Property to become invalid without the prior written consent of the Buyer, and if any material Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such reasonable action under the circumstances to protect such Intellectual Property.

(ii)           In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Buyer prior written notice thereof.  Upon request of the Buyer, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Buyer may reasonably request to evidence the Buyer’s security interest hereunder in such Intellectual Property and the General Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Buyer its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full.

(i)   Deposit, Commodities and Securities Accounts.  Upon the continuance of an Event of Default and upon the Buyer’s written request, each Grantor shall undertake best efforts to cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Buyer a control agreement, in form and substance reasonably satisfactory to the Buyer, duly executed by each Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Buyer, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Buyer to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of each Grantor, which instructions the Buyer will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of each Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Buyer (subject to existing priority lien in favor of the Senior Lender), (iii) any right of set off (other than recoupment of standard fees), banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Buyer, and (iv) upon receipt of written notice from the Buyer during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Buyer by wire transfer (to such account as the Buyer shall specify, or in such other manner as the Buyer shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it.  Without the prior written consent of the Buyer, each Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto.  The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts for which the Buyer is the depositary and (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of each Grantor’s salaried employees.

(j)   Motor Vehicles.

(i)            Upon the Buyer’s written request, each Grantor shall deliver to the Buyer originals of the certificates of title or ownership for all motor vehicles with a value in excess of $50,000, owned by Grantor with the Buyer listed as lienholder, for the benefit of the Buyers.

(ii)           Each Grantor hereby appoints the Buyer as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of each Grantor title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by each Grantor to be retitled and the Buyer listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, each Grantor as the Buyer may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Buyer a perfected Lien on the motor vehicles and exercising the rights and remedies of the Buyer hereunder).  This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash and after all Transaction Documents have been terminated.

(iii)          Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv)          So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Buyer shall execute and deliver to any Grantor such instruments as any Grantor shall reasonably request to remove the notation of the Buyer as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Buyer of a certificate from any Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that any Grantor will receive as sale proceeds or insurance proceeds.  Any proceeds of such sale or casualty loss shall be paid to the Buyer hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(k)  Control.  Each Grantor hereby agrees to take any or all action that may be reasonably necessary or desirable or that the Buyer may reasonably request in order for the Buyer to obtain control in accordance with Sections 9-105 — 9-107 of the Code with respect to the following Collateral:  (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(l)   Inspection and Reporting.  Each Grantor shall permit the Buyer, or any agent or representatives thereof or such professionals or other Persons as the Buyer may designate, not more than once a year in the absence of an Event of Default, (i) to examine and make copies of and abstracts from any Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of any Grantor.  Each Grantor shall also permit the Buyer, or any agent or representatives thereof or such professionals or other Persons as the Buyer may designate to discuss, with notice and at reasonable and convenient times, any Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.

(m) Future Subsidiaries.  If any Grantor shall hereafter create or acquire any material Subsidiary, simultaneously with the creation of acquisition of such Subsidiary, such Grantor shall cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Buyer in form and substance reasonably acceptable to the Buyer, and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Buyer, as the Buyer shall reasonably request with respect thereto.

SECTION 6.           ADDITIONAL PROVISIONS CONCERNING THE COLLATERAL.

(a)  Each Grantor hereby (i) authorizes the Buyer to file one or more Uniform Commercial Code financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that the Buyer has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)  Each Grantor hereby irrevocably appoints the Buyer as its attorney-in-fact and proxy, with full authority in the place and stead of each Grantor and in the name of each Grantor or otherwise, from time to time in the Buyer’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Buyer may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of each Grantor under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Buyer pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Buyer may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Buyer and the Buyers with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Buyer and the Buyers with respect to any Collateral.  This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(c)  For the purpose of enabling the Buyer to exercise rights and remedies hereunder, only upon the continuance of an Event of Default and at such time as the Buyer shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Buyer, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.  Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Securities Purchase Agreement that limit the right of any Grantor to dispose of its property and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business.  In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Buyer shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in any Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property).  Further, upon the indefeasible payment in full in cash of all of the Obligations, the Buyer (subject to Section 10(e)  hereof) shall release and reassign to any Grantor all of the Buyer’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever.  The exercise of rights and remedies hereunder by the Buyer shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c).  Each Grantor hereby releases the Buyer from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Buyer under the powers of attorney granted herein other than actions taken or omitted to be taken through the Buyer’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d)  If any Grantor fails to perform any agreement contained herein, the Buyer may itself perform, or cause performance of, such agreement or obligation, in the name of any Grantor or the Buyer, and the expenses of the Buyer incurred in connection therewith shall be payable by any Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(e)  The powers conferred on the Buyer hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Buyer shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f)   Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Buyer of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Buyer shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Buyer be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 7.           REMEDIES UPON EVENT OF DEFAULT.  If any Event of Default shall have occurred and be continuing:

(a)  The Buyer may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Buyer’s name or into the name of its nominee or nominees (to the extent the Buyer has not theretofore done so) and thereafter receive, for the benefit of the Buyer, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the

Buyer forthwith, assemble all or part of its respective Collateral as directed by the Buyer and make it available to the Buyer at a place or places to be designated by the Buyer that is reasonably convenient to both parties, and the Buyer may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Buyer’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Buyer’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Buyer may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Buyer may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification.  The Buyer shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given.  The Buyer may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against the Buyer and the Buyers arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Buyer accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshalled upon any sale (public or private) thereof.  Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Buyer shall be made without warranty, (ii) the Buyer may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely effect the commercial reasonableness of any such sale of Collateral.  In addition to the foregoing, in connection with any sale or disposition authorized under this Section 7(a) (1) upon written notice to any Grantor from the Buyer, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Buyer may, at any time and from time to time, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Buyer shall in its sole discretion determine; and (3) the Buyer may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)  Any cash held by the Buyer as Collateral and all Cash Proceeds received by the Buyer in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Buyer, be held by the Buyer as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Buyer pursuant to

Section 8 hereof) in whole or in part by the Buyer against, all or any part of the Obligations in such order as the Buyer shall elect, consistent with the provisions of the Securities Purchase Agreement.  Any surplus of such cash or Cash Proceeds held by the Buyer and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to the Company or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)  In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Buyer is legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in any of the applicable Transaction Documents for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Buyer to collect such deficiency.

(d)  Each Grantor hereby acknowledges that if the Buyer complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e)  The Buyer shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Buyer’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Buyer’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8.           INDEMNITY AND EXPENSES.

(a)  Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Buyer, jointly and severally, harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting primarily from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b)  Each Grantor agrees, jointly and severally, to upon demand pay to the Buyer the amount of any and all documented costs and expenses, including the reasonable fees, costs,

expenses and disbursements of counsel for the Buyer and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Buyer), which the Buyer may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Buyer hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

SECTION 9.           NOTICES, ETC.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to any Grantor at its address specified below and if to the Buyer to it, at its address specified below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 9.  All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, otherwise, the day after the notice was transmitted if confirmation is received, or (c) if delivered, upon delivery.

SECTION 10.         MISCELLANEOUS.

(a)  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Buyer, and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by the Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)  No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Buyer or any Buyer provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Buyer under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c)  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the

Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Buyer hereunder, to the benefit of the Buyer and their respective permitted successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Buyer may assign or otherwise transfer its rights and obligations under this Agreement and any of the other Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Buyer herein or otherwise.  Upon any such assignment or transfer, all references in this Agreement to the Buyer shall mean the assignee of the Buyer.  None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Buyer, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(e)  Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Buyer will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f)   THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(g)  ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(h)  EACH GRANTOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE BUYER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(i)   Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Grantor at its address provided herein, such service to become effective 10 days after such mailing .

(j)   Nothing contained herein shall affect the right of the Buyer to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

(k)  Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l)   Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

VCAMPUS CORPORATION

By:
Name:
Title:
Address:	1850 Centennial Park Drive
Suite 200
Reston, VA 20191

PROSOFT LEARNING CORPORATION

By:
Name:
Title:
Address:

ACCEPTED BY:

GOTTBETTER CAPITAL MASTER, LTD.

By:
Name:	Adam S. Gottbetter
Title:	Director
Address:	488 Madison Avenue, 12th Floor
New York, NY 10022

SCHEDULE I

LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OR
JURISDICTION OF ORGANIZATION

Grantor’s Name	State of Organization	Federal Employer I.D.	Organizational I.D.

SCHEDULE II

INTELLECTUAL PROPERTY

SCHEDULE III

LOCATIONS

Grantor	Chief Place of Business and Chief Executive Office	Books and Records	Equipment, Fixtures, Goods and Inventory

SCHEDULE IV

PROMISSORY NOTES, SECURITIES, DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

Securities

Grantor	Name of Issuer	Number of Shares	Class	Certificate No.(s)

Deposit Accounts

Grantor	Name and Address of Institution	Purpose of the Account	Account No.

SCHEDULE V

FINANCING STATEMENTS

Grantors	Jurisdictions For Filing Financing Statements

SCHEDULE VI

COMMERCIAL TORT CLAIMS

EXHIBIT A

ASSIGNMENT FOR SECURITY

[TRADEMARKS] [PATENTS] [COPYRIGHTS]

WHEREAS,                                                               (the “Assignor”) [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Assignor has entered into a Security Agreement, dated as of September   , 2006 (as amended, restated or otherwise modified from time to time the “Security Agreement”), in favor Gottbetter Capital Master, Ltd., as collateral agent for certain purchasers (the “Assignee”);

WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Buyers (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the “Obligations” (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Buyers a continuing security interest in the Collateral to secure the prompt payment, performance and for the benefit of the Buyers observance of the Obligations.

The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of                , 20

[GRANTORS]

By:
Name:
Title:

STATE OF

ss.:

COUNTY OF

On this        day of                    , 20   , before me personally came                               , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the                                of                                                             , a                               , and that s/he executed the foregoing instrument in the firm name of                                                             , and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

[Trademarks and Trademark Applications]
[Patent and Patent Applications]
[Copyright and Copyright Applications]
Owned by

Schedule 4(g)

Effective Financing Statements